                                                                    EXHIBIT 99.1
[UNITED AUTO LOGO]                                                 PRESS RELEASE

                                                 United Auto Group, Inc.
                                                 2555 Telegraph Road
                                                 Bloomfield Hills, MI 48302-0954




Contact:   Jim Davidson                         Phil Hartz                           Tony Pordon
           Executive Vice President -           Senior Vice President -              Vice President -
           Finance                              Corporate Communications             Investor Relations


           201-325-3303                         248-648-2610                         248-648-2540


           jdavidson@unitedauto.com             phartz@unitedauto.com                tony.pordon@unitedauto.com


FOR IMMEDIATE RELEASE


                UNITEDAUTO GROUP TO PARTICIPATE IN BEAR STEARNS'
             NINTH ANNUAL RETAIL, RESTAURANTS AND APPAREL CONFERENCE


DETROIT, MI, February 24, 2003 - UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced today that Chairman Roger Penske will be a presenter at Bear Stearns' Ninth Annual Retail, Restaurants, and Apparel Conference in New York, New York. The presentation is scheduled to occur from 8:15 a.m. until 9:00 a.m. Eastern Standard Time on February 25, 2003.

UnitedAuto will simultaneously broadcast the audio portion of this presentation over the Internet. The webcast may be accessed through a link on the UnitedAuto Group website at www.unitedauto.com. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 129 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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